UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	46-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 7, 2017, the Company and lead plaintiff in Zacharia v. Straight Path Communications Inc. et al., No. 2:15-cv-08051-JMV-MF (D.N.J.), entered into a binding memorandum of understanding to settle the putative shareholder class action and dismiss the claims that were filed against the Defendants in that action. The agreed terms provide for a $2.25 million initial payment (the “Initial Payment”) and a $7.2 million additional payment (the “Additional Payment”). The Initial Payment will be paid into an escrow account within 15 days following preliminary court approval of the settlement, and will be fully covered by insurance policies maintained by the Company. The Additional Payment will be paid within 60 days after the closing of a transaction to sell the Company’s spectrum licenses as specified in the Consent Decree with the Federal Communications Commission dated January 11, 2017 (the “Consent Decree”), or, in the event that the Company pays the non-transfer penalty specified in the Consent Decree, within 60 days after that payment is paid. In any event, the Additional Payment will be payable no later than December 31, 2018. The settlement remains subject to entering in a definitive agreement and court approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Jonathan Rand
Name: Title:	Jonathan Rand Chief Financial Officer

Dated: March 8, 2017

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